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                                                                   EXHIBIT 10.26
                                 BILL OF SALE AND
                        ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT, dated and effective the close of business on May 31, 1998, is by and between Troy Systems International, Inc., a Delaware corporation ("TROY SYSTEMS") and Troy Group, Inc., a Delaware corporation ("TROY GROUP").

     A. Troy Group desires to contribute to Troy Systems substantially all of the assets and liabilities used in Troy Group's business and Troy Systems desires to accept such assets and liabilities.

     B. Troy Systems desires to contribute to Troy Group all of the assets and liabilities set forth on the balance sheet attached hereto as Exhibit A (the assets set forth on such balance sheet are hereinafter referred to as the "TROY SYSTEMS ASSETS" and the liabilities set forth on such balance sheet are hereinafter referred to as the "TROY SYSTEMS LIABILITIES") and Troy Group desires to accept such assets and liabilities.

     In consideration of the premises and the other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Troy Systems and Troy Group hereby agree as follows:

1. SALE OF ASSETS. Troy Group hereby sells, transfers, conveys, assigns and delivers to Troy Systems, its successors and assigns, all right, title and interest of Troy Group's assets, properties and rights used in or arising out of the operation of its business, as a going concern, of every nature, kind and description, tangible and intangible, real, personal or mixed, wheresoever located and whether or not carried or reflected on the books and records of Troy Group including, without limitation, the following:

     (a) title to, or Troy Group's leasehold interests in, the real property that is leased by Troy Group or in which it has any right or interest;

     (b) personal property that is owned or leased by Troy Group or in which it has any right or interest;

     (c) logos, trademarks, trademark registrations and trademark applications or registrations thereof, including the goodwill associated therewith;

     (d)  the goodwill of Troy Group's business;

     (e) copyrights, copyright applications and copyright registrations, patents and patent applications;

     (f)  rights under or pursuant to licenses by or to Troy Group;

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     (g)  development and prototype hardware, software, processes, formula, trade secrets, inventories and royalties, including all rights to sue for past infringements;

     (h)  leaseholds and other interest in land;

     (i) inventory (materials, work in process, finished goods), equipment, machinery, furniture, fixtures, motor vehicles and supplies;

     (j) cash, money and deposits with financial institutions and others, certificates of deposit, commercial paper, notes, evidences of indebtedness, stocks, bonds and other investments;

     (k)  accounts receivables;

     (l)  prepaid expenses;

     (m) all rights of Troy Group under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services of Troy Group's business;

     (n) insurance policies, contracts, purchase orders, customers, lists of customers and suppliers, sales representative agreements, and all favorable relationships, causes of action, judgments, claims and demands of whatever nature;

     (o) all credit balances of or inuring to Troy Group under any state unemployment compensation plan or fund;

     (p)  employment contracts;

     (q) obligations of the present and former officers and employees and of individuals and corporations;

     (r)  rights under joint venture agreements or arrangements;

     (s) files, papers and records relating to Troy Group's business and assets; and

     (t) all of the assets as reflected on the unaudited balance sheet attached as Exhibit B dated May 31, 1998 (the "MAY BALANCE SHEET") as such assets are on hand on the effective date hereof, or similar replacement assets acquired prior to the effective date hereof (the foregoing are sometimes collectively called the "TROY GROUP ASSETS").

     Troy Group will cooperate with Troy Systems and take such further action as may reasonably be requested by Troy Systems in order to vest in Troy Systems all right, title and interest of Troy Group in and to the Troy Group Assets, including, without limitation, the


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execution and delivery to Troy Systems of such further bills of sale, assignments, deeds, title documents or other instruments as may reasonably be requested by Troy Systems and obtaining of such consents or approvals as may be necessary or appropriate to effect the transfers and assignments made hereby.

     Troy Group hereby constitutes and appoints Troy Systems its true and lawful attorney to do every act and thing whatsoever that Troy Group could lawfully do in connection with the sale, transfer and assignment of the Troy Group Assets.

2. ASSUMPTION OF LIABILITIES. Troy Systems hereby accepts, assumes and agrees to pay, perform and discharge any and all obligations and liabilities of Troy Group, of every kind and description, directly related to the Troy Group Assets, properties and rights, whether accrued, absolute or contingent, or whether in existence on the date hereof or arising hereafter, including, without limitation, all accounts payable.

3. SALE OF TROY SYSTEMS ASSETS. Troy Systems hereby sells, transfers, conveys, assigns and delivers to Troy Group, its successors and assigns, all right, title and interest of the Troy Systems Assets.

     Troy Systems will cooperate with Troy Group and take such further action as may reasonably be requested by Troy Systems in order to vest in Troy Group all right, title and interest of Troy Systems in and to the Troy Systems Assets, including, without limitation, the execution and delivery to Troy Group of such further bills of sale, assignments, deeds, title documents or other instruments as may reasonably be requested by Troy Systems and obtaining of such consents or approvals as may be necessary or appropriate to effect the transfers and assignments made hereby.


Troy Systems hereby constitutes and appoints Troy Group its true and lawful attorney to do every act and thing whatsoever that Troy Systems could lawfully do in connection with the sale, transfer and assignment of the Troy Systems Assets.

4. ASSUMPTION OF LIABILITIES. Troy Group hereby accepts, assumes and agrees to pay, perform and discharge the Troy Systems Liabilities, of every kind and description, directly related to the Troy Systems Assets.

5. COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, all of which when executed and delivered, shall be deemed to be one and the same instrument.


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     IN WITNESS WHEREOF, the parties have caused this Bill of Sale and
Assignment and Assumption Agreement to be executed by their duly authorized representatives.


          TROY SYSTEMS INTERNATIONAL, INC.      TROY GROUP, INC.



          By: /s/ Patrick J. Dirk               By: /s/ Patrick J. Dirk
              -------------------                   -------------------
              Patrick J. Dirk                       Patrick J. Dirk
         Its: Chief Executive Officer          Its: Chief Executive Officer


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